EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 19, 2007 on the financial statements of Refinery Science Corp. as of December 31, 2006 and for the years ended December 31, 2006 and 2005, and for the period from July 12, 2004 (inception) to December 31, 2006 included herein on the registration statement of Refinery Science Corp. on Form S-1, Amendment No. 4 and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.
Boca Raton, Florida
February 6, 2008